SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 2, 2008

Date of Report
(Date of Earliest Event Reported)

Nilam Resources Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-135980	98-0487414
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

42 Camden Street, Suite 503, Toronto, Ontario	M5V 1V1
(Address of principal executive offices)	(Zip Code)

1-416-823-0915

  (Registrant's telephone number, including area code)

N/A

 (Former name and former address, if changed since last report)

Check  the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 2, 2008, Nilam Resources, Inc. (the “Company”), in reliance upon Regulation S under the Securities Act of 1933, as amended, arranged the sale of 323,727 units at $.50 per unit for gross proceeds of $270,000.  Each unit consists of one share of Common Stock and one Warrant to purchase a share of Common Stock at an exercise price of $.60 for 24 months.  The stock was purchased by individuals who are directors and associates of the company.

The Company intends to use the proceeds from this Regulation S offering to finance its planned acquisition of mining assets in Peru and for working capital.

ITEM 7.01 REGULATION FD DISCLOSURE

The Company issued a press release in connection with the issuance of Units consisting of the common stock and warrants described in Item 3.02 of this Form 8-K, a copy of which is attached hereto as Exhibit 99.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

             (a) Financial Statements of Business Acquired.

             Not Applicable

             (b) Pro Forma Financial Information

             Not Applicable

             (c) Exhibits.

             99 Press Release dated January 2, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2008	Nilam Resources, Inc.

	By:	/s/ Vare Grewal
Mr. Vare Grewal, Director
Secretary, Treasurer